UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 17, 2004

AFFYMETRIX, INC.

(Exact name of registrant as specified in its charter)

DELAWARE	0-28218	77-0319159
(State of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3380 Central Expressway
Santa Clara, California 95051
(Address of principal executive offices) (Zip Code)

(408) 731-5000
Registrant’s telephone number, including area code

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐                        Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                        Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                        Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                        Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02                                             Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On November 17, 2004, the Board of Directors of Affymetrix, Inc. (“Affymetrix” or the “Company”) elected Susan Desmond-Hellmann, M.D. to serve as a member of the Company’s Board of Directors.  Dr. Hellmann is currently President of Product Development at Genentech, Inc.  The Board has not yet determined what committees Dr. Hellmann may serve on.  There are no arrangements between Dr. Hellmann and any other persons pursuant to which Dr. Hellmann was selected as a director.  There are no transactions, or proposed transactions, to which the Company is or was to be a party and in which Dr. Hellmann had a direct or indirect material interest that are required to be disclosed under Item 404(a) of Regulation S-K.  A copy of the press release announcing Dr. Hellmann’s election is filed herewith as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01                                             Financial Statements and Exhibits

(c)                                  Exhibits

Exhibit No.	Description

99.1	Press Release dated November 22, 2004

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AFFYMETRIX, INC.

	By:	/s/ Barbara A. Caulfield
Name: Barbara A. Caulfield
Title: Executive Vice President and General Counsel

Dated: November 23, 2004

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release dated November 22, 2004